Exhibit 99.1

CROWDGATHER, INC. ANNOUNCES SYMBOL CHANGE AND
COMMENCEMENT OF TRADING

Woodland Hills, CA.  April 24, 2008 – CrowdGather, Inc. (OTCBB: CRWG) today announced a symbol change to CRWG from WCGE on the OTC Bulletin Board.  The symbol change reflects the Company’s recent name change and reverse merger as disclosed in Form 8-K filed on April 8, 2008.

CrowdGather, Inc. has quietly been building up a dynamic network of sites by consolidating one of the oldest and most robust groups of online users - those that post on message boards and forums. Our goal is to create the world's best user experience for forum communities, and world class service offerings for forum owners.  CrowdGather believes that the communities built around message boards and forums represent a powerful social network and one of the richest, most dynamic sources of information available on the web.

Forward-Looking Statement

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company's growth and business strategy. Words such as "expects," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations of such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to changes in the Company’s business; competitive factors in the market in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company's filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For additional information, please contact:

Contact:  Gaurav Singh
                 CrowdGather, Inc.
                 Phone: 818-435-2472 x103
                 Email: Gaurav@crowdgather.com

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